FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE
                         NEW YORK, NEW YORK 10103-3198               HOUSTON
                                                                WASHINGTON, D.C.
TELEPHONE: 212/318-3000                                              AUSTIN
FACSIMILE: 212/752-5958                                            SAN ANTONIO
                                                                     DALLAS
WRITER'S DIRECT DIAL NUMBER:                                       NEW YORK
                                                                  LOS ANGELES
                                                                     LONDON
                                                                    HONG KONG

April 18, 1996


Bio-Technology General Corp.
70 Wood Avenue South
Iselin, New Jersey  08830

Dear Sirs:

      We refer to the Registration Statement on Form S-3, No. 333- (the "Registration Statement"), filed by Bio-Technology General Corp. (the "Company") on behalf of a selling stockholder (the "Selling Stockholder") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,219,999 shares of the Company's Common Stock, $.01 par value (the "Shares") issuable upon exercise of the Warrants (as defined below), and an aggregate of 813,333 Class A warrants to purchase shares of Common Stock (the "Class A Warrants") and 406,666 Class B warrants to purchase shares of Common Stock (the "Class B Warrants" and together with the Class A Warrants, the "Warrants"), to be sold by the Selling Stockholder.

      As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the 813,333 Class A Warrants and the 406,666 Class B Warrants to be sold by the Selling Stockholder have been duly and validly authorized, have been legally issued, and are fully paid and nonassessable, and the 1,219,999 Shares issuable upon the exercise of the Warrants have been duly and validly authorized and, subsequent to the exercise of the Warrants and payment of the exercise price by the Selling Stockholder, will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                                Very truly yours,


                                                /s/ Fulbright & Jaworski L.L.P.